Exhibit 32.1
CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (
18 U.S.C. SECTION 1350)
In connection with the Annual Report of Apiva Ventures Ltd., a British Columbia corporation (the "Company"), on Form 20-F for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, Nicholas Alexander, Secretary of the Company do hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to my knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
 By:         _/s/ Nicholas Alexander

 Name:    Nicholas Alexander
 Title:      Secretary and Director
 Date:      June 30, 2006

[A signed original of this written statement required by Section 906 has been provided to Apiva Ventures Ltd. and will be retained by Apiva Ventures Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.]